Exhibit 99.1

Fluor Corporation	Brian Mershon / Brett Turner
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 / 864-281-6976 tel

469.398.7000 main tel	Geoff Telfer / Jason Landkamer
Investor Relations
469.398.7070 / 469.398.7222 tel

News Release

FLUOR REPORTS SECOND QUARTER RESULTS

IRVING, TEXAS — August 4, 2016 — Fluor Corporation (NYSE: FLR) today announced financial results for its second quarter ended June 30, 2016.  Net earnings attributable to Fluor for the second quarter were $102 million, or $0.72 per diluted share, compared to $149 million, or $1.00 per diluted share a year ago.  Consolidated segment profit for the quarter was $230 million, compared to $282 million a year ago.  Segment profit results reflect improvement in Industrial, Infrastructure & Power, which was offset by a decline in Energy, Chemicals & Mining due to lower mining activity and forecast revisions on two projects.  Second quarter revenue of $4.9 billion compares to $4.8 billion in the prior year.

New awards for the quarter were $6.4 billion, including $3.4 billion in Industrial, Infrastructure & Power, $1.2 billion in Government, $1.2 billion in Energy, Chemicals & Mining and $664 million in Maintenance, Modification & Asset Integrity.  Consolidated ending backlog of $47.3 billion compares to $41.6 billion a year ago.

“The diversity of our end markets, along with our clients’ need for capital-efficient, integrated solutions, contributed to our backlog growth for the quarter,” said Fluor Chairman and Chief Executive Officer David Seaton. “While two projects held us back for the quarter, we remain well positioned and are pleased to see clients proceeding with their high-priority projects.”

Corporate G&A expense for the second quarter of 2016 was $53 million, up from $48 million a year ago primarily due to integration activities associated with the acquisition of Stork in the first quarter.  Fluor’s cash and marketable securities balance at the end of the second quarter was $1.9 billion.

Outlook

Taking into consideration the lower than expected second quarter results, the company is narrowing its 2016 guidance for EPS to a range of $3.25 to $3.50 per diluted share, from the previous range of $3.25 to $3.65 per diluted share.

Business Segments

Fluor’s Energy, Chemicals & Mining segment reported segment profit of $126 million, compared to $229 million in the second quarter of 2015.  Results for the quarter reflect reduced activity from mining and forecast revisions on two projects.  Revenue of $2.5 billion declined from $3.3 billion a year ago primarily due to lower mining activities.  Second quarter new awards of $1.2 billion include a $500 million bauxite mine in Guinea.  Ending backlog was $25 billion compared to $30 billion a year ago.

The Industrial, Infrastructure & Power segment reported segment profit of $51 million, compared to $4 million in the second quarter of 2015.  Revenue for the segment increased 74 percent to $1 billion from $581 million a year ago.  Results for the quarter reflect increased execution activities on nuclear and gas-fired power projects.  New awards in the second quarter were $3.4 billion including the Purple Line Project in Maryland and the Greensville combined-cycle power plant in Virginia.  Ending backlog for the segment was $12.7 billion, up from $4.4 billion a year ago.

The Government segment reported segment profit of $22 million, compared to $17 million a year ago.  Revenue for the quarter was $658 million, compared to $603 million a year ago.  Second quarter new awards of $1.2 billion include task orders for LOGCAP IV.  Ending backlog was $5.8 billion, up from $4.3 billion a year ago.

The Maintenance, Modification & Asset Integrity segment reported segment profit of $31 million in the second quarter of 2016, flat when compared to a year ago.  Revenue for the quarter was $712 million compared to $363 million in the second quarter of 2015.  Results for the quarter reflect contributions from the Stork business, offset by declines in the equipment business line.  New awards totaled $664 million for the quarter, and ending backlog was $3.7 billion, up from $2.8 billion a year ago.

Second Quarter Conference Call

Fluor will host a conference call at 5:30 p.m. Eastern time on Thursday, August 4, which will be webcast live on the Internet and can be accessed by logging onto http://investor.fluor.com.  A supplemental slide presentation will be available shortly before the call begins.  The webcast and presentation will be archived for 30 days following the call.

This press release contains a discussion of consolidated segment profit that would be deemed a non-GAAP financial measure under SEC rules.  Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; interest expense; interest income; domestic and foreign income taxes; other non-operating income and expense items. The company believes that consolidated segment profit provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance.  A reconciliation of this measure to net earnings attributable to Fluor Corporation is included in the press release tables.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company that designs, builds and maintains capital-efficient facilities for its clients on six continents. For more than a century, Fluor has served our clients by delivering innovative and integrated solutions across the globe. With headquarters in Irving, Texas, Fluor ranks 155 on the FORTUNE 500 list with revenue of $18.1 billion in 2015 and has more than 60,000 employees worldwide. For more information, please visit www.fluor.com or follow us on Twitter @FluorCorp.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management “believes,” “expects,” is “positioned” or other similar expressions).  These forward-looking statements, including statements relating to future growth, backlog, earnings and the outlook for the Company’s business are based on current management expectations and involve risks and uncertainties.  Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves, including the Company’s Energy, Chemicals & Mining commodity-based segment; the Company’s failure to receive anticipated new contract awards; difficulties or delays incurred in the execution of contracts, including those caused by the performance of the Company’s clients, subcontractors, suppliers and joint venture or teaming partners; failure of our joint venture or other partners to perform their obligations; failure to obtain favorable results in existing or future litigation or dispute resolution proceedings or claims; client delays or defaults in making payments; intense competition in the industries in which we operate; current economic conditions affecting our clients, partners, subcontractors and suppliers; cyber-security breaches;  failure to meet timely completion or performance standards; liabilities arising from faulty services; client cancellations of, or scope adjustments to, existing contracts; risks or uncertainties associated with acquisitions, dispositions and investments; risks arising from the inability to successfully integrate acquired businesses; foreign economic and political uncertainties; risks or uncertainties associated with events outside of our control, including weather conditions; the Company’s failure, or the failure of our agents or partners, to comply with laws; the potential impact of certain tax matters; possible information technology interruptions or inability to protect intellectual property; liabilities associated with the performance of nuclear services; foreign exchange risks; the inability to hire and retain qualified personnel; failure to maintain safe worksites and international security risks; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; possible limitations on bonding or letter of credit capacity; and the Company’s ability to secure appropriate insurance.  Caution must be exercised in relying on these and other forward-looking statements.  Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A.  Risk Factors” in the Company’s Form 10-K filed on February 18, 2016.  Such filings are available either publicly or upon request from Fluor’s Investor Relations Department: (469) 398-7070.  The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED JUNE 30	2016	2015
Revenue	$4,856.1	$4,810.1
Cost and expenses:
Cost of revenue	4,607.9	4,516.1
Corporate general and administrative expense	52.6	47.8
Interest expense, net	14.2	7.4
Total cost and expenses	4,674.7	4,571.3
Earnings before taxes	181.4	238.8
Income tax expense	61.4	78.1
Net earnings	120.0	160.7
Less: Net earnings attributable to noncontrolling interests	18.2	12.2
Net earnings attributable to Fluor Corporation	$101.8	$148.5

Basic earnings per share:
Net earnings	$0.73	$1.02
Weighted average shares	139.2	146.3
Diluted earnings per share:
Net earnings	$0.72	$1.00
Weighted average shares	140.8	147.9
New awards	$6,431.8	$4,268.4
Backlog	$47,321.7	$41,592.0
Work performed	$4,757.7	$4,684.7

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

SIX MONTHS ENDED JUNE 30	2016	2015
Revenue	$9,280.0	$9,358.8
Cost and expenses:
Cost of revenue	8,776.0	8,767.3
Corporate general and administrative expense	107.7	88.9
Interest expense, net	25.7	14.9
Total cost and expenses	8,909.4	8,871.1
Earnings before taxes	370.6	487.7
Income tax expense	131.6	161.4
Net earnings	239.0	326.3
Less: Net earnings attributable to noncontrolling interests	32.9	33.7
Net earnings attributable to Fluor Corporation	$206.1	$292.6

Basic earnings per share:
Net earnings	$1.48	$1.99
Weighted average shares	139.1	147.0
Diluted earnings per share:
Net earnings	$1.46	$1.96
Weighted average shares	140.8	148.9
New awards	$11,113.2	$8,716.1
Backlog	$47,321.7	$41,592.0
Work performed	$9,069.1	$9,103.6

FLUOR CORPORATION

Unaudited

BUSINESS SEGMENT FINANCIAL REVIEW AND U.S. GAAP RECONCILIATION

($ in millions)

THREE MONTHS ENDED JUNE 30	2016		2015 (1)
Revenue
Energy, Chemicals & Mining	$2,476.4		$3,263.1
Industrial, Infrastructure & Power	1,010.0		580.9
Government	657.9		603.1
Maintenance, Modification & Asset Integrity	711.8		363.0
Total revenue	$4,856.1		$4,810.1

Segment profit $ and margin % (3)
Energy, Chemicals & Mining	$125.5	5.1%	$229.4	7.0%
Industrial, Infrastructure & Power (2)	51.4	5.1%	4.4	0.8%
Government	22.0	3.3%	17.2	2.9%
Maintenance, Modification & Asset Integrity	31.1	4.4%	30.8	8.5%
Total segment profit $ and margin %	$230.0	4.7%	$281.8	5.9%

Corporate general and administrative expense	(52.6)		(47.8)
Interest expense, net	(14.2)		(7.4)
Income tax expense	(61.4)		(78.1)
Net earnings attributable to Fluor Corporation	$101.8		$148.5

SIX MONTHS ENDED JUNE 30	2016		2015 (1)
Revenue
Energy, Chemicals & Mining	$4,919.9		$6,245.8
Industrial, Infrastructure & Power	1,843.3		1,127.6
Government	1,343.9		1,249.1
Maintenance, Modification & Asset Integrity	1,172.9		736.3
Total revenue	$9,280.0		$9,358.8

Segment profit $ and margin % (3)
Energy, Chemicals & Mining	$307.5	6.3%	$447.2	7.2%
Industrial, Infrastructure & Power (2)	63.3	3.4%	14.1	1.3%
Government	39.1	2.9%	32.0	2.6%
Maintenance, Modification & Asset Integrity	61.2	5.2%	64.4	8.7%
Total segment profit $ and margin %	$471.1	5.1%	$557.7	6.0%

Corporate general and administrative expense	(107.7)		(88.9)
Interest expense, net	(25.7)		(14.9)
Income tax expense	(131.6)		(161.3)
Net earnings attributable to Fluor Corporation	$206.1		$292.6

(1) During the first quarter of 2016, the company changed the composition of its reportable segments to better reflect the diverse end markets that the company serves. Segment operating information for 2015 has been recast to reflect these changes.

(2) Includes research and development expenses associated with NuScale totaling $22 million and $48 million for the three and six months ended June 30, 2016, respectively and $19 million and $36 million for the three and six months ended June 30, 2015, respectively.

(3) Segment profit margin % is calculated as segment profit divided by segment revenue.

FLUOR CORPORATION

Unaudited

SELECTED BALANCE SHEET ITEMS

($ in millions, except per share amounts)

	JUNE 30,	DECEMBER 31,
	2016	2015
Cash and marketable securities, including noncurrent	$1,915.9	$2,367.6
Total current assets	5,651.2	5,105.4	(1)
Total assets	9,241.5	7,625.4	(1)
Total short-term debt	166.1	—
Total current liabilities	3,780.0	2,935.4
Long-term debt	1,547.5	986.6	(1)
Shareholders’ equity	3,139.5	2,997.3

SELECTED CASH FLOW ITEMS

($ in millions)

SIX MONTHS ENDED JUNE 30	2016	2015

Cash provided by operating activities	$90.5	$204.2

Investing activities
Net (purchases) sales and maturities of marketable securities	129.6	38.2
Capital expenditures	(107.3)	(133.5)
Proceeds from disposal of property, plant and equipment	39.0	54.9
Investments in partnerships and joint ventures	(400.7)	(47.5)
Acquisitions, net of cash acquired	(240.7)	—
Other items	7.1	0.9
Cash utilized by investing activities	(573.0)	(87.0)

Financing activities
Repurchase of common stock	(9.7)	(214.3)
Dividends paid	(59.3)	(63.5)
Proceeds from issuance of 1.75% Senior Notes	553.0	—
Debt issuance costs	(3.5)	—
Repayment of Stork Notes, convertible debt and other borrowings	(332.5)	(28.4)
Borrowings under revolving lines of credit	883.8	—
Repayment of borrowings under revolving lines of credit	(851.6)	—
Distributions paid to noncontrolling interests, net of capital contributions	(16.3)	(39.5)
Other Items	4.5	(10.7)
Cash provided (utilized) by financing activities	168.4	(356.4)

Effect of exchange rate changes on cash	(8.7)	(30.2)

Decrease in cash and cash equivalents	$(322.8)	$(269.4)

Depreciation	$101.4	$94.7

(1) Certain amounts in 2015 have been reclassified to conform to the 2016 presentation due to the implementation of new accounting pronouncements.

FLUOR CORPORATION

Supplemental Fact Sheet

Unaudited

NEW AWARDS

($ in millions)

THREE MONTHS ENDED JUNE 30	2016		2015 (1)

Energy, Chemicals & Mining	$1,173	18%	$2,845	67%
Industrial, Infrastructure & Power	3,354	52%	93	2%
Government	1,241	19%	726	17%
Maintenance, Modification & Asset Integrity	664	11%	604	14%
Total new awards	$6,432	100%	$4,268	100%

SIX MONTHS ENDED JUNE 30	2015		2015 (1)

Energy, Chemicals & Mining	$1,752	16%	$6,194	71%
Industrial, Infrastructure & Power	4,786	43%	622	7%
Government	3,506	31%	800	9%
Maintenance, Modification & Asset Integrity	1,069	10%	1,100	13%
Total new awards	$11,113	100%	$8,716	100%

BACKLOG TRENDS

($ in millions)

AS OF JUNE 30	2016		2015 (1)

Energy, Chemicals & Mining	$25,118	53%	$30,039	72%
Industrial, Infrastructure & Power	12,694	27%	4,398	11%
Government	5,816	12%	4,306	10%
Maintenance, Modification & Asset Integrity	3,694	8%	2,849	7%
Total backlog	$47,322	100%	$41,592	100%

United States	$21,517	45%	$14,284	34%
The Americas (excluding the United States)	8,849	19%	11,703	28%
Europe, Africa and the Middle East	14,469	31%	12,333	30%
Asia Pacific (including Australia)	2,487	5%	3,272	8%
Total backlog	$47,322	100%	$41,592	100%

(1) During the first quarter of 2016, the company changed the composition of its reportable segments to better reflect the diverse end markets that the company serves. New awards and backlog for 2015 have been recast to reflect these changes.